UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 1, 2019

ANSYS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20853	04-3219960
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 ANSYS Drive, Canonsburg, PA	15317
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (844) 462-6797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ANSS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 1, 2019, ANSYS, Inc., a Delaware corporation (the “Company”), completed its previously announced acquisition (the “Acquisition”) of Livermore Software Technology Corporation, a California corporation (“LSTC”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated September 11, 2019, by and among the Company, Peloton Merger Sub 1, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, Peloton Merger Sub 2, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, LSTC and Dr. John Hallquist, as the representative of the stockholders of LSTC.

Under the terms of the Merger Agreement, the Company acquired 100% of LSTC for a purchase price of approximately $779.9 million, which included $472.7 million in cash and the issuance of 1.4 million shares of common stock of the Company to the former stockholders of LSTC. Following the closing and certain reorganization steps taken on the closing date, LSTC has been converted into a California limited liability company, Livermore Software Technology, LLC, and is a wholly-owned subsidiary of the Company. The Company funded the cash portion of the purchase price in the transaction with cash borrowed from a syndicate of financial institutions, including Bank of America, N.A., as previously described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 21, 2019.

Neither the Company nor any of its affiliates nor any person who was then a director or officer of the Company had a material relationship with LSTC prior to the completion of the merger.

Item 3.02.	Unregistered Sales of Equity Securities.

Under the terms of the Merger Agreement, the Company utilized the 30-day volume-weighted average trading price of a share of Company common stock during the consecutive 30-day period ending as of the close of business on October 31, 2019 and, on November 1, 2019, issued 1,391,562 shares of common stock, par value $0.01 per share, of the Company to the former stockholders of LSTC as a portion of the purchase price in the Acquisition.    The fair value of the shares issued was $307,173,396 on the November 1, 2019 acquisition date. The shares were sold in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(a)(2) thereunder. The issuance and sale of securities as described above did not involve a public offering and were made without general solicitation or advertising. In addition, LSTC’s existing stockholders provided customary representations for a private placement of securities.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The Company will file an audited statement of assets acquired and liabilities assumed on the basis of the allocation of purchase price as of November 1, 2019 with respect to LSTC by amendment of this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report is required to be filed, which has been permitted by the Securities and Exchange Commission in lieu of the financial statements required by Rule 3-05 of Regulation S-X.

(b)	Pro Forma Financial Information.

The Company will file an audited statement of assets acquired and liabilities assumed on the basis of the allocation of purchase price as of November 1, 2019 with respect to LSTC by amendment of this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report is required to be filed, which has been permitted by the Securities and Exchange Commission in lieu of the pro forma financial information required by Article 11 of Regulation S-X.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSYS, INC.

Date: November 6, 2019	By:	/s/ Maria T. Shields
Maria T. Shields
Senior Vice President & Chief Financial Officer
(Principal Financial and Accounting Officer)